UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10901 West Toller Drive, Suite 300 Littleton, Colorado		80127-6312
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-830-9000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2011, Golden Star Resources Ltd. (the “Company”) issued $77,490,000 principal amount of 5.00% Convertible Senior Unsecured Debentures due June 1, 2017 (the “New Debentures”) in exchange for $74,510,000 principal amount of 4.00% Convertible Senior Unsecured Debentures due November 30, 2012 (the “Original Debentures”). After the exchange, $50,490,000 aggregate principal amount of Original Debentures remain outstanding.

The New Debentures were issued under and are governed by an indenture dated May 31, 2012, between the Company and The Bank of New York Mellon, as Indenture Trustee (the “New Indenture”). The New Debentures were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended. Interest on the New Debentures will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning December 1, 2012 and continuing until maturity. Each New Debenture will be, subject to certain limitations, convertible into common shares at a conversion rate of 606.0606 common shares per $1,000 principal amount of New Debentures (equal to an initial conversion price of $1.65 per share), subject to adjustment in certain circumstances. The New Debentures will not be redeemable at the Company’s option, except in the event of certain change in control transactions where 90% or more of the outstanding New Debentures have accepted a mandatory offer to purchase by the Company.

On maturity, the Company may, at its option, satisfy its repayment obligation by paying the principal amount of the New Debentures in cash or, subject to certain limitations, by issuing that number of its common shares obtained by dividing the principal amount of the New Debentures outstanding by 95% of the weighted average trading price of its common shares on the NYSE MKT for the 20 consecutive trading days ending five trading days preceding the maturity date (the “Current Market Price”). If the Company elects to repay the principal amount of the New Debentures at maturity by issuing common shares, but is limited under the terms of the New Indenture from issuing a number of common shares sufficient to fully repay the New Debentures outstanding at maturity, it will pay the balance owing in cash, based on the difference between the principal amount of the New Debentures outstanding and the value of the common shares (based on the Current Market Price) delivered in repayment of the New Debentures, if any.

The New Debentures will be direct senior unsecured indebtedness of the Company, ranking equally and ratably with all other senior unsecured indebtedness, and senior to all subordinated indebtedness, of the Company. None of the Company’s subsidiaries will guarantee the New Debentures, and the New Debentures will not limit the amount of debt that the Company or its subsidiaries may incur.

All references to “$” in this Current Report on Form 8-K are to United States dollars.

The above summary of the terms of the New Indenture and the New Debentures does not purport to be complete and is qualified in its entirety by reference to the provisions of the New Indenture and the New Debentures Global Debenture, which are attached as Exhibits 4.1, and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information provided in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

On May 31, 2012, the Company issued a press release announcing the closing of the transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture between the Company and The Bank of New York Mellon, dated May 31, 2012, for the Company’s 5.00% Convertible Senior Unsecured Debentures due June 1, 2017.

4.2	New Debentures Global Debenture: 5.00% Convertible Senior Unsecured Debentures due June 1, 2017.

99.1	Company Press Release, dated May 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2012

Golden Star Resources Ltd.

By:	/s/ Roger Palmer
Roger Palmer Vice President and Chief Financial Officer

EXHIBIT INDEX

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture between the Company and The Bank of New York Mellon, dated May 31, 2012, for the Company’s 5.00% Convertible Senior Unsecured Debentures due June 1, 2017.

4.2	New Debentures Global Debenture: 5.00% Convertible Senior Unsecured Debentures due June 1, 2017.

99.1	Company Press Release, dated May 31, 2012.